PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
 (To Prospectus and Prospectus Supplement dated May 6, 1999)      Rule 424(b)(3)
Prospectus number:      1937



                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                              Floating Rate Notes


Principal Amount: $25,000,000          Original Issue Date:  April 11, 2000

CUSIP Number:     59018S 5M2           Stated Maturity Date: October 11, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
|x|  Regular Floating Rate Note        |x|  Actual/360
| |  Inverse Floating Rate Note        | |  30/360
     (Fixed Interest Rate):            | |  Actual/Actual

Interest Rate Basis:
--------------------
|x|  LIBOR                             | |  Commercial Paper Rate
| |  CMT Rate                          | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                        | |  CD Rate
| |  Federal Funds Rate                | |  Other (see attached)
| |  Treasury Rate
    Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:    3750
       CMT Reuters Page:                LIBOR Reuters Page:

Index Maturity:            One Month  Minimum Interest Rate:  Not Applicable

Spread:                    0.070%     Maximum Interest Rate:  Not Applicable

Initial Interest Rate:     TBD        Spread Multiplier:      Not Applicable



Interest Reset Dates:      Monthly, on the 11th, commencing on May 11, 2000
                           through maturity date; subject to modified following business day convention.

Interest Payment Dates:    Monthly, on the 11th, commencing on May 11, 2000
                           through maturity date; subject to modified following business day convention.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     April 6, 2000